Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF DECEMBER 31, 2017

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
277 PARK AVENUE
46th FLOOR
NEW YORK, NY 10172

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: March 28, 2018

Quarterly Financial Report as of December 31, 2017 (Unaudited)

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of December 31, 2017 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
Lehman Brothers Financial Products Inc.(“LBFP”)	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009

The following Debtors’ chapter 11 cases were closed in 2016, pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920 and No. 54163):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	9/16/2008	1/28/2016
PAMI Statler Arms LLC	08-13664	9/23/2008	1/28/2016
CES Aviation LLC	08-13905	10/5/2008	1/28/2016
CES Aviation V LLC	08-13906	10/5/2008	1/28/2016
CES Aviation IX LLC	08-13907	10/5/2008	1/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009	1/28/2016
LB Somerset LLC	09-17503	12/22/2009	1/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	1/28/2016
East Dover Limited	08-13908	10/5/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	1/7/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016

Quarterly Financial Report as of December 31, 2017 (Unaudited)

II. Notes to the Balance Sheets and Management’s Discussion & Analysis

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make semi-annual distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report (the “Quarterly Financial Report”) are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (in administration) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report:

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Does not reflect period-end adjustments, including accruals; and

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Trends and Uncertainties

The Company owns real estate, private equity investments, loans, derivative contracts, and other assets in a wide variety of local, domestic and global markets, and as such, in future periods the values of these assets are subject to trends, events and factors beyond the Company’s control, including but not limited to: the local, domestic and global economic environment; changes in budget, tax and fiscal policies in the U.S. and other countries; fluctuations in debt and equity markets, interest rates, and currency exchange rates; litigation risk; and changes in regulatory requirements.

Note 2 – Use of Estimates

In preparing the Quarterly Financial Report, the Company utilizes various estimates that affect reported amounts and disclosures. For example, estimates are used to determine expected recoverable amounts from certain financial instruments and other assets, and to establish claims amounts and various reserves.

Estimates are based on available information and judgment. As more information becomes available to the Company, including the outcome of various negotiations and litigations, the Company may revise estimates accordingly.

Note 3 – Cash and Short-Term Investments

Cash and short-term investments include:

•	demand deposits;

•	interest-bearing deposits with banks;

•	U.S. and foreign money-market funds;

•	U.S. government obligations;

•	U.S. government guaranteed securities; and

•	investment grade corporate bonds and commercial paper.

As of December 31 2017, the majority of the Company’s short-term investments were scheduled to mature by March 31, 2018.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 4 – Cash and Short-Term Investments Pledged or Restricted

The following table summarizes the components of restricted cash as of December 31, 2017:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities

($ in millions)	LBHI	LBSF	LCPI	Other	Total

Reserves for Claims:
Disputed unsecured claims (1)	$1,603	$421	$0	$108	$2,132	$—	$2,132
Distributions on Allowed Claims (not remitted)	4	0	0	1	5	—	5
Secured, Admin, Priority Claims and Other	57	18	2	10	88	—	88

Subtotal, Claims Reserves	1,664	439	2	119	2,224	—	2,224

Other	66	—	0	—	66	21	88

Total	$1,730	$439	$2	$119	$2,291	$21	$2,312

Totals may not foot due to rounding.

(1)	Represents the cash reserve for the principal amount of disputed unsecured claims subsequent to the fourteenth Plan Distribution on December 7, 2017 (“D14”).

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are reported at estimated “recovery values,” which are determined by utilizing market prices, certain assumptions, estimates and/or pricing models to estimate future undiscounted cash flows.

The table below presents recovery values as of December 31, 2017 by asset portfolio, and the changes in recovery values since the previously filed Quarterly Financial Report as of October 5, 2017:

		Activity 10/06/17—12/31/17

	Inventory as of	Recovery		Inventory as of
$ in millions	October 5, 2017	Value Change (1)	Cash Activities (2)	December 31, 2017
Commercial Real Estate
Debtors:
Lehman Commercial Paper Inc.	59	0	(12)	48

Subtotal Debtors	59	0	(12)	48
Debtor-Controlled	10	0	(0)	10

Total Commercial Real Estate	70	0	(12)	58

Loans and Residential Real Estate
Debtors:
Lehman Brothers Holdings Inc.	3	1	(1)	3
Lehman Commercial Paper Inc.	12	6	(2)	16

Subtotal Debtors	15	7	(4)	19
Debtor-Controlled	0	0	(0)	0

Total Loans and Residential Real Estate	15	7	(4)	19

Private Equity / Principal Investments (PEPI)
Debtors:
Lehman Brothers Holdings Inc.	3	4	(0)	6
Lehman Commercial Paper Inc.	3	0	(0)	3

Subtotal Debtors	6	4	(0)	9
Debtor-Controlled	108	(0)	(13)	95

Total Private Equity / Principal Investments	114	4	(14)	104

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	56	33	(39)	50

Subtotal Debtors	56	33	(39)	50
Debtor-Controlled	0	0	(0)	0

Total Derivative Receivables and Related Assets	56	33	(39)	50

Totals	$255	$45	$(69)	$231

(1)	Represents adjustments to recovery values based on changes in market prices, realized gains or losses from assets sales above or below previously recorded recovery values, assumptions and/or estimates which, in the Company’s judgment, impact the Company’s recoverable value on the underlying assets.

(2)	Cash activities are presented net of disbursements. Amounts may differ from previously filed Schedules of Cash Receipts and Disbursements mainly due to timing and classification differences. Cash activities related to Derivative Receivables and Related Assets include collections on open and terminated trades, net of hedging activities.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Commercial Real Estate

Commercial Real Estate includes real estate owned properties, equity interests in commercial properties, and other real estate-related investments.

The Company utilizes various pricing models to determine the recovery values of assets within the Commercial Real Estate portfolio. These pricing models often incorporate current market prices, estimated future cash flows net of obligations to third parties, brokers’ opinions of value, and third party analyses.

As of December 31, 2017, the Company estimated the aggregate remaining recovery value for the Commercial Real Estate portfolio at $58 million. Between October 5, 2017 and December 31, 2017, the Company monetized $12 million of inventory.

Loans and Residential Real Estate

The Loans and Residential Real Estate portfolio includes commercial term loans with fixed maturity dates.

The Company utilizes internal pricing models, which incorporate current market prices and historical and estimated future cash flows to determine the recovery values of loans.

Potential future recoveries related to indemnity claims against third parties transferred to LBHI pursuant to the Fannie Mae and Freddie Mac Agreements (refer to the Mortgage Sellers litigation in Note 12 – Legal Proceedings, for additional information) are excluded from estimated recovery values, as the outcomes, many of which are subject to litigation, are uncertain and contingent upon various legal factors outside of the Company’s control.

As of December 31, 2017, the Company estimated the aggregate remaining recovery value for the Loans and Residential Real Estate portfolio at $19 million. Between October 5, 2017 and December 31, 2017, the Company (i) monetized $4 million of inventory, and (ii) increased the estimated recovery value for the portfolio by $7 million.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity direct investments in companies, and general partner and limited partner interests in investment funds.

Recovery values for private equity / principal investments and general partner interests are based on comparable trading and transaction multiples, period end publicly quoted prices, and estimated future cash flows. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed. Recovery value may be impacted for those positions that are subject to confidentiality restrictions and transfer restrictions for which the Company may need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such positions to a buyer.

As of December 31, 2017, the Company estimated the aggregate remaining recovery value for the Private Equity / Principal Investments portfolio at $104 million. Between October 5, 2017 and December 31, 2017, the Company (i) monetized $14 million of inventory, and (ii) increased the estimated recovery value for the portfolio by $4 million.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Derivative Assets and Derivative Liabilities

Derivative assets and Derivative liabilities represent amounts due from/to counterparties related to matured, terminated and open trades, and are recorded at expected recovery/claim amounts, net of cash and securities collateral.

The Company’s estimated recovery values for Derivative assets and claim amounts are determined using internal and third party valuation models and data sources, internal assessments, valuation assumptions asserted by counterparties, certain assumptions regarding contract provisions, and management judgment.

For derivative litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 12 – Legal Proceedings, estimated recoveries are recorded at zero unless one of the following conditions are met:

(i)	The Company has reached agreements in principle with the corresponding counterparties, in which case the recovery value is recorded at the agreed amounts; or

(ii)	The Company has locked in value by purchasing notes of various special purpose vehicles, in which case the Balance Sheets reflect estimated recovery values at the value locked in.

Derivative claims are recorded in Liabilities Subject to Compromise as follows:

(i)	Resolved claims are recorded at values agreed by the Company; and

(ii)	Unresolved claims are recorded at amounts estimated to be allowed by the Company.

Derivative claims recorded by LBSF include LBSF’s obligations under the RACERS swaps (refer to Section IV.I.b of the Disclosure Statement).

As of December 31, 2017, the Company estimated the aggregate remaining recovery value for the Derivatives portfolio at $50 million. Between October 5, 2017 and December 31, 2017, the Company collected $39 million primarily as a result of settlements related to special purpose vehicles. As these settlements relate to derivative litigation actions, the estimated recoveries for these matters had been recorded at zero in prior Quarterly Financial Reports.

As of December 31, 2017, the Company estimated aggregate Derivative liabilities, before any distributions, at $23.5 billion.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets

Receivables from Debtors and Debtor-Controlled Entities and Other Assets includes: (i) $1.4 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Payables to Debtors and Debtor-Controlled Entities and Other Liabilities, and (ii) $375 million of other assets.

The following table summarizes the main components of Receivables from Debtors and Debtor-Controlled Entities and Other Assets as of December 31, 2017:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Secured Notes (1)	$—	$—	$—	$1,224	$1,224	$69	$1,293
Fundings and other activites (2)	45	0	0	4	49	22	71

Receivables from Debtors and Debtor-Controlled Entities	45	0	0	1,228	1,273	91	1,364

Receivable related to Fenway (3)	79	—	—	—	79	—	79
Affiliate Claims (4)	141	—	10	0	151	0	152
Receivable from Brookfield (5)	52	—	—	—	52	—	52
Other	19	0	(0)	0	20	73	93

Total Other Assets	291	0	10	1	302	73	375

Total Receivables from Debtors and Debtor-Controlled Entities and Other Assets	$336	$0	$10	$1,228	$1,575	$164	$1,739

(1)	Includes:

(i)	loans to LBHI from LOTC of $488 million, LBCC of $128 million, and a Debtor-Controlled Entity of $69 million, secured by LBHI assets;

(ii)	loans to LCPI from LBFP of $242 million, LBCC of $145 million, and LBDP of $168 million, secured by LCPI assets; and

(iii)	a loan to LBSF from LBCC of $53 million, secured by LBSF assets.

(2)	Includes $45 million primarily related to fundings (e.g. capital calls) by LBHI and cost allocations.

(3)	Represents unsecured claims asserted by LBHI against LCPI based on the Fenway transactions, as disclosed in Section 6.5(h) of the Plan, net of $151 million of payments received by LBHI as a result of Plan Distributions.

(4)	Represents $152 million of affiliate claims acquired through settlements with third parties valued at estimated recoveries, net of distributions. The largest components of Affiliate Claims at the admitted claim amounts, prior to distributions, are shown below:

in millions	Local Currency	Admitted Claims in Local Currency
Lehman Brothers Finance S.A.	CHF	719
Lehman Brothers Limited	GBP	65
Storm Funding Ltd	GBP	1,783
Lehman Brothers International (Europe)	GBP	27

(5)	Represents a receivable from Brookfield that was recorded as a result of the Lehman Brothers U.K. Holdings (Delaware) Inc. (“LUK”) and Lehman Pass-Through Securities Inc. (“LPTSI”) Sale in August 2017. Refer to Note 7 – Investments in Affiliates, LUK and LPTSI Stock and Note Sale, for additional information on the sale.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets (continued)

Cost Allocations

Expenses related to obligations for certain administrative services and bankruptcy related costs are generally paid by LBHI then allocated on a quarterly basis to Debtor and Debtor-Controlled Entities with material remaining inventory and/or unresolved claims. A revised methodology for allocating expenses was implemented for expenses disbursed beginning April 1, 2012 (the “Post-Effective Methodology”). The Post-Effective Methodology categorizes and allocates administrative expenses as follows:

(i)	Costs directly attributable to specific legal entities, such as dedicated staff costs and professional fees associated with assets or legal matters which benefit specific legal entities, are directly assigned to the corresponding legal entities;

(ii)	Costs attributable to the support and management of specific asset and claim portfolios, such as asset management and claim staff, professional fees and technology costs to support the asset and claim portfolios, are allocated among legal entities based on the (a) pro rata ownership of inventory within each asset portfolio, and (b) pro rata claims for certain claim categories;

(iii)	Costs associated with general claims mitigation, distributions, and other bankruptcy-related activities are allocated among Debtors based on outstanding unresolved claims and cumulative distributions; and

(iv)	All remaining administrative costs are allocated among Debtors based on outstanding unresolved claims and estimated future distributions.

The Company continually reviews the methodology for allocating costs, and adjustments are reflected in the Balance Sheets.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 7 – Investments in Affiliates

Investments in Debtor-Controlled Entities are recorded in the Balance Sheets at book values. Investments in Debtor-Controlled Entities that have incurred cumulative net operating losses in excess of capital contributions are shown as negative amounts.

The earnings or losses of (i) Debtors owned by other Debtors (e.g. LBCS is a direct subsidiary of LBSF) or Debtor-Controlled Entities (e.g. LCPI is a direct subsidiary of Lehman ALI Inc. (“ALI”)), and (ii) Debtor-Controlled Entities owned by Debtors (e.g. ALI is a direct subsidiary of LBHI) are not eliminated in the Balance Sheets, and as a result, Investments in Affiliates reflect the earnings or losses of Debtors and certain Debtor-Controlled Entities more than once.

Adjustments to Investments in Affiliates may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets herein.

Debtor-Controlled Entities – Aurora Commercial Corp.

The investment in Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”), a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly owned subsidiary of LBHI, is reflected in LBB’s Balance Sheets on a consolidated basis.

Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. Aurora establishes accruals for loss contingencies as it becomes probable that a loss will be incurred and the amount of that loss can be estimated.

The ultimate recovery value for Aurora, which may vary materially from the amount reflected on the Balance Sheets due to significant costs related to litigation, wind down and other potential liabilities, may be adjusted (including write-downs and write-offs) in future Balance Sheets.

Non-Controlled Affiliates

All investments in Non-Controlled Affiliates were written off in 2011 as the Company deemed recovery on these equity investments unlikely to occur due to the bankruptcy proceedings of these entities in their local jurisdictions.

LUK and LPTSI Stock and Note Sale

Pursuant to an agreement among LBHI, LPTSI, LUK, and Brookfield Asset Management Inc. and certain of its affiliates (“Brookfield”), on August 10, 2017, (the “LUK and LPTSI Sale”) Brookfield acquired from LBHI (i) 45% of LBHI’s equity in LUK and LTPSI and (ii) approximately $225 million in unsecured receivables from LUK and LPTSI. The agreement provided for, among other things, payment to LBHI of $485 million, up to an additional $80 million of contingent, deferred consideration based on LUK’s future collection on LUK’s claims against a Non-Controlled Affiliate, and the transfer to LBHI of LUK’s claims against the Non-Controlled Affiliate under certain circumstances. LUK and LPTSI each hold a portfolio of investment assets, including but not limited to, interests in commercial real estate, private equity investments, and receivables from affiliates.

In August 2017, LBHI received the $485 million.

In September 2017, LBHI received $28 million of the maximum $80 million contingent, deferred consideration.

The investment in LUK and LPTSI of approximately $420 million is recorded in Investments in Affiliates, which reflects the anticipated future recoveries from LBHI’s remaining 55% equity interests.

On August 31, 2017, LUK and LPTSI each filed a chapter 11 petition in the Bankruptcy Court. In January 2018, each party holding claims or interests in the voting classes voted to accept the Joint Chapter 11 Plan of Lehman Brothers U.K. Holdings (Delaware) Inc. and Lehman Pass-Through Securities Inc. (the “LUK and LPTSI Plan”).

On March 8, 2018, the Bankruptcy Court approved the LUK and LPTSI Plan and the two entities successfully emerged from chapter 11. Additional information and filings in the case can be found at www.lehman-docket.com in the “Related Debtors Information” section.

As a result of LUK and LPTSI’s emergence from bankruptcy, LBHI converted its equity interests to preferred stock in each company. On March 15, 2018, LBHI redeemed approximately $343 million of preferred stock thereby reducing its investment in LUK and LPTSI.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The Balance Sheets do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in future Balance Sheets.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities

The table below presents the Due from/to Debtors and Debtor-Controlled Entities balances as of December 31, 2017, and the related activity since the previously filed Quarterly Financial Report as of October 5, 2017:

		Activity 10/6/17—12/31/17
$ in millions	As of October 5, 2017	Cash Receipts	Cash Distributions	Plan Related Adjustments	Debt Forgiveness / Other	As of December 31, 2017
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.	$19,847	$(505)	$—	$(1)	$(97)	$19,245
Lehman Commercial Paper Inc.	5,274	(49)	—	(1)	0	5,224
Lehman Brothers Special Financing Inc.	424	(6)	—	(1)	(0)	417
Other Debtors	484	(8)	—	(2)	(77)	397

Subtotal Debtors	26,029	(568)	—	(3)	(174)	25,284

Debtor-Controlled	2,449	(37)	—	—	0	2,412

Total	$28,479	$(605)	$—	$(3)	$(174)	$27,696

Due To Controlled (1)
Debtors:
Lehman Brothers Holdings Inc.	$3,927	$—	$(59)	$—	$0	$3,867
Lehman Commercial Paper Inc.	3,017	—	(60)	(1)	0	2,955
Lehman Brothers Special Financing Inc.	10,525	—	(396)	(2)	0	10,127
Other Debtors	429	—	(18)	(0)	(0)	411

Subtotal Debtors	17,902	—	(534)	(3)	1	17,360

Debtor-Controlled	10,443	—	(38)	—	(174)	10,231

Total	$28,345	$—	$(572)	$(3)	$(173)	$27,592

(1)	“Due to Controlled” from Debtors balances are reflected in Liabilities Subject to Compromise on the December 31, 2017 Balance Sheets.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Debtors and Debtor-Controlled Entities for Debtors as of December 31, 2017:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$173	$(9,774)	$806	$(2,663)	$28	$(191)	$1,006	$(12,628)
LB Special Financing Inc	9,774	(173)	—	—	93	(182)	260	(53)	10,127	(408)
Lehman Commercial Paper Inc	2,663	(806)	182	(93)	—	—	110	(145)	2,955	(1,044)
Structured Asset Securities Corp	64	—	—	—	—	(110)	—	—	64	(110)
LB Commodity Services Inc	59	(0)	—	(260)	—	(0)	—	(0)	59	(260)
LB Commercial Corporation	68	(20)	53	—	145	—	0	—	266	(20)
LB OTC Derivatives Inc	0	—	0	—	—	—	—	—	0	—
Other Debtors	0	(7)	0	—	—	—	0	(0)	0	(7)
RACERS Claims (1)	576	—	—	—	—	—	—	—	576	—

Total Debtors	$13,204	$(1,006)	$408	$(10,127)	$1,044	$(2,955)	$397	$(389)	$15,053	$(14,477)

Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	(2,340)	—	—	2,393	—	0	—	2,393	(2,340)
LB I Group Inc:
LB I Group Inc (PCO)	1,548	—	6	—	43	—	(0)	—	1,597	—
LB Offshore Partners Ltd	347	—	—	—	1	—	0	—	348	—
DL Mortgage Corp	—	0	0	—	747	—	—	—	748	0
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	785	0	—	—	—	—	—	0	785	0
Other:
Pami Ali LLC	1,785	(60)	1	—	997	—	—	—	2,782	(60)
Luxembourg Finance S.a.r.l.	167	—	—	—	—	—	—	—	167	—
Real Estate Private Equity Inc	628	—	—	—	—	—	—	—	628	—
SMF No.1 Limited	198	—	—	—	—	—	—	—	198	—
Repe LBREP LP, LLC	185	—	—	—	—	—	—	—	185	—
Lehman Brothers Global Services Inc.	49	—	—	—	—	—	—	—	49	—

Claims held by third parties (2)	—	(451)	—	—	—	—	—	(20)	—	(471)

Other	350	(11)	1	—	—	—	—	(2)	351	(12)

Total Debtor-Controlled Entities	$6,041	$(2,861)	$9	$—	$4,180	$—	$0	$(22)	$10,231	$(2,883)

Total	$19,245	$(3,867)	$417	$(10,127)	$5,224	$(2,955)	$397	$(411)	$25,284	$(17,360)

“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

(2)	“Claims held by third parties” represent claims, net of distributions, originally held by LUK.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Affiliates balances for Debtor-Controlled Entities as of December 31, 2017:

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		Other Debtor- Controlled Entities
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to

Debtors:
Lehman Brothers Holdings Inc.	$2,340	$(0)	$(0)	$(1,895)	$(0)	$(785)	$71	$(3,281)
Lehman Commercial Paper Inc.	—	(2,393)	—	(791)	—	—	—	(997)
Lehman Brothers Special Financing Inc.	—	—	—	(7)	—	—	(0)	(1)

Total Debtors	$2,340	$(2,393)	$(0)	$(2,693)	$(0)	$(785)	$71	$(4,278)

Debtor-Controlled:
314 Commonwealth Ave Inc	$45	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (1)	—	—	0	—	—	(45)	216	—
Real Estate Private Equity Inc (1)	—	—	—	—	—	—	218	(2)
LB I Group Inc.	—	—	—	—	—	—	—	(325)
Pami ALI LLC	—	(216)	297	—	—	—	1	(218)
Other	—	(0)	28	(25)	0	0	4	(59)

Total Debtor-Controlled Entities	$45	$(216)	$325	$(25)	$0	$(45)	$438	$(603)

Total	$2,384	$(2,608)	$325	$(2,718)	$(0)	$(830)	$509	$(4,881)

Non-Controlled Affiliates: (2)
Lehman Brothers ODC 1 Ltd	—	—	—	—	—	—	95	—
LB UK RE Holdings Limited	—	—	—	—	7	—	—	—
Other	0	—	0	(1)	—	—	38	(26)

Total	$0	$—	$0	$(1)	$7	$—	$132	$(26)

(1)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.

(2)	Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates

The table below presents the Due from/to Non-Controlled Affiliates balances as of December 31, 2017, and the related activity since the previously filed Quarterly Financial Report as of October 5, 2017:

		Activity 10/6/17 - 12/31/17
$ in millions	As of October 5, 2017	Cash Receipts	Cash Distributions	Plan Related Adjustments	Other (1)	As of December 31, 2017
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$17,182	$(44)	$—	$—	$(274)	$16,864
Lehman Commercial Paper Inc.	135	—	—	—	(0)	135
Lehman Brothers Special Financing Inc.	694	(10)	—	—	(0)	684
Other Debtors	267	(1)	—	—	(0)	265

Subtotal Debtors	18,278	(55)	—	—	(274)	17,949

Debtor-Controlled	215	(2)	—	—	(75)	139

Total	$18,493	$(57)	$—	$—	$(349)	$18,088

Due To Non-Controlled (2)
Debtors:
Lehman Brothers Holdings Inc.	$32,703	$—	$(489)	$—	$0	$32,214
Lehman Commercial Paper Inc.	495	—	(9)	(1)	6	490
Lehman Brothers Special Financing Inc.	957	—	(25)	(1)	0	930
Other Debtors	1	—	(0)	(0)	(0)	1

Subtotal Debtors	34,151	—	(523)	(2)	6	33,636

Debtor-Controlled	27	—	—	—	0	27

Total	$34,178	$—	$(523)	$(2)	$6	$33,663

(1)	Other primarily includes the write off of (i) a subordinated debt claim against LB Asia Pacific (Singapore) PTE of $366 million, and (ii) an interest receivable against Lehman Brothers Holdings Intermediate 2 Ltd of $77 million, partially offset by the positive impact of movements in foreign exchange rates of approximately $100 million.

(2)	“Due to Non-Controlled” balances from Debtors are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates for Debtors as of December 31, 2017:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Europe
Lehman Brothers Treasury Co B.V. (1)	$2,100	$(22,305)	$655	$—	$—	$—	$103	$—	$2,858	$(22,305)
Lehman Brothers Finance S.A.	8,654	(617)	—	—	—	—	—	—	8,654	(617)
Lehman Brothers Bankhaus A.G.	36	—	—	0	—	—	1	—	37	0
LB UK RE Holdings Limited	650	—	—	—	—	—	—	—	650	—
Lehman Brothers (Luxembourg) S.A.	349	—	—	—	—	—	—	—	349	—
Thayer Properties Limited	184	—	—	—	—	(0)	—	—	184	(0)
LB (PTG) Ltd	125	—	—	—	—	—	—	—	125	—
LB (Luxembourg) Equity Finance S.A	34	—	—	—	—	—	—	—	34	—
Longmeade Limited	8	—	—	—	—	(51)	—	—	8	(51)
LB RE Financing No.2 Limited	0	—	—	—	—	—	—	—	0	—
Lehman Brothers Limited	—	(236)	—	(2)	—	(1)	—	(0)	—	(239)
Lehman Brothers International (Europe) (2)	—	(666)	—	(533)	—	—	—	—	—	(1,199)
Eldon Street Holdings Limited	—	(415)	—	—	—	(0)	—	(0)	—	(415)
LB RE Financing No.3 Limited	442	—	—	—	—	—	—	—	442	—
LB Holdings Intermediate 2 Ltd	—	(199)	—	—	—	—	—	—	—	(199)
Wood Street Investments Ltd	—	(179)	—	—	—	—	—	—	—	(179)
Storm Funding Ltd	—	(97)	—	(3)	—	(33)	—	—	—	(133)

Asia
Sunrise Finance Co. Ltd	996	(18)	—	(13)	—	(0)	—	(0)	996	(32)
LB Commercial Corp. Asia Limited	768	—	—	—	—	(1)	—	—	768	(1)
Lehman Brothers Holdings Japan Inc.	834	(30)	—	—	—	—	—	—	834	(30)
LB Asia Pacific (Singapore) PTE	278	—	—	—	—	—	—	—	278	—
Lehman Brothers Japan Inc.	353	(75)	—	(125)	—	—	14	0	367	(200)
LB Asia Capital Company	342	—	29	—	133	—	147	—	651	—
LB Investments PTE Ltd	254	—	—	—	—	—	—	—	254	—
LB Securities Asia Limited	0	(5)	—	—	—	—	—	—	0	(5)
Other
Claims held by third parties (3)	—	(7,185)	—	(185)	—	(385)	—	(0)	—	(7,755)
Other	457	(187)	0	(68)	2	(20)	—	(1)	459	(277)

Total	$16,864	$(32,214)	$684	$(930)	$135	$(490)	$265	$(1)	$17,949	$(33,636)

(1)	LBT is included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in LBT.

(2)	LBHI owns allowed claims against LBIE in the aggregate face amount of £357 million.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(3)	“Claims held by third parties” represent claims, net of distributions, originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties, including:

($ in millions)
Original creditor	LBHI	LBSF	LCPI	Total
Lehman Brothers Bankhaus A.G.	$(4,835)	$(105)	$(257)	$(5,196)
Lehman Brothers Securities NV	(496)	(44)	—	(541)
Storm Funding Ltd	(514)	—	—	(514)
LB Asia Capital Company	(401)	—	—	(401)
Lehman Re Limited	(280)	(15)	(87)	(382)
LB Securities Asia Limited	(127)	—	—	(127)
Lehman Brothers Asia Limited	(120)	—	—	(120)
Lehman Brothers Futures Asia Limited	(56)	—	—	(56)
Lehman Brothers Asia Holdings Limited	—	(21)	(41)	(62)
LB (Luxembourg) Equity Finance S.A.	(87)	—	—	(87)
Lehman Brothers International (Europe)	(55)	—	—	(55)
Other	(215)	(1)	—	(215)

Total Claims held by third parties	$(7,185)	(185)	(385)	$(7,755)

The following table presents, on an aggregate basis for Debtors and Debtor-Controlled Entities, admitted claims, receivables, and collections to date from Non-Controlled Affiliates:

$ in millions	Local Currency	Admitted Claims in Local Currency	Collections To Date in Local Currency (3)	Admitted and Unsettled Filed Claims in USD (4)	Collections To Date in USD (3)	Net Receivables in USD
Europe
Lehman Brothers Finance S.A.	CHF	9,582	(1,168)	9,852	(1,198)	8,654
Lehman Brothers Treasury Co B.V.	USD	4,342	(1,559)	4,342	(1,559)	2,782
Lehman Brothers Treasury Co B.V. (1)	Various	—	—	113	(37)	76
Lehman Brothers Bankhaus A.G.	EUR	203	(202)	243	(243)	1
Lehman Brothers Bankhaus A.G. - Assigned (2)	EUR	9,383	(9,353)	11,269	(11,233)	36
LB UK RE Holdings Limited	GBP	1,188	(702)	1,606	(949)	657
Lehman Brothers (Luxembourg) S.A.	EUR	759	(468)	912	(563)	349
Lehman Brothers International (Europe)	GBP	359	(359)	488	(488)	—
LB RE Financing No.3 Limited	GBP	353	(27)	478	(36)	442
LB Commercial Mortgage Conduit Ltd	GBP	240	(222)	324	(300)	24
Thayer Properties Limited	GBP	172	(36)	232	(48)	184
LB (PTG) Ltd	GBP	170	(78)	230	(105)	125
Lehman Brothers Holdings Plc	GBP	57	(26)	78	(35)	42
LB (Luxembourg) Equity Finance S.A	EUR	96	(67)	115	(80)	34
Longmeade Limited	GBP	43	(18)	58	(24)	34
Asia
Sunrise Finance Co. Ltd	JPY	234,022	(121,815)	2,078	(1,082)	996
Lehman Brothers Holdings Japan Inc.	JPY	178,617	(84,635)	1,586	(751)	834
LB Asia Capital Company	HKD	6,398	(1,312)	819	(168)	651
LB Asia Pacific (Singapore) PTE	USD	622	(343)	621	(343)	278
LB Asia Pacific (Singapore) PTE	SGD	1	—	0	—	0
LB Commercial Corp. Asia Limited	HKD	14,769	(8,771)	1,890	(1,123)	768
LB Investments PTE Ltd	USD	543	(289)	543	(289)	254
LB Securities Asia Limited	HKD	3,177	(3,177)	407	(407)	0
Lehman Brothers Japan Inc.	JPY	316,193	(274,852)	2,807	(2,440)	367
GKI Development Inc.	KRW	103,363	(91,427)	97	(86)	11
Lehman Brothers Australia Ltd	AUD	111	(66)	87	(52)	35
Sail Investor PTE Ltd	USD	63	(60)	63	(60)	3
Other				12,421	(11,970)	451

Total				$53,759	$(35,672)	$18,088

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(1)	Represents claims against LBT that were admitted in eight different currencies.

(2)	Includes gross claims against Lehman Brothers Bankhaus A.G. (“Bankhaus”) of €9.314 billion that were assigned as a result of the Harmonizing Resolution (refer to Note 8(c) – Settlements with Non-Controlled Affiliates, in the December 31, 2016 Balance Sheets, Docket No. 55127, for further information), net of €7.823 billion of distributions received by owners of the claims prior to the assignment of the claims to LBHI.

(3)	“Collections to Date in Local Currency” and “Collections to Date in USD” include distributions received on the claims prior to the assignments of the claims to LBHI and Debtor-Controlled Entities.

(4)	“Admitted and Unsettled Filed Claims in USD” includes the unsettled historical receivable balances for filed claims which have not yet been admitted.

(5)	Other claims against Lehman Brothers Finance S.A., Bankhaus, LBT and LBIE, acquired through settlements with third parties are included in Affiliate Claims receivables in the Balance Sheets (refer to Note 6 – Receivables from Debtors and Debtors-Controlled Entities and Other Assets for additional information).

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(c) Settlements with Non-Controlled Affiliates

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its senior claim of GBP 38 million (“Senior Claim”), subordinated claims of GBP 1.25 billion (“Sub Debt”), and a portion of the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of various outstanding legal issues currently in litigation.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	Lux Finance receivable from LBHI2 of $749 million (including $19 million of accrued interest) was formally admitted by the Administrators of LBHI2 in August 2017 as an unsecured claim for £515 million. Lux Finance received a payment of £658 million on September 6, 2017, which reflected payment of the unsecured claim in full plus statutory interest of £143 million. The timing and amount of future payments of statutory interest are uncertain. As such, the Company has not recorded additional accrued interest that may be due to Lux Finance.

•	LB Scottish Holdings LP3 (“SLP3”) has receivables from LBHI2, which are contingent on the resolution of a number of complex legal disputes surrounding distributions from LBIE. The Company has not recorded an estimate of future recoveries on the subordinated receivables from LBHI2 of $6.139 billion (“SLP3 Sub Rec”). The Company has reserved in full for the SLP3 Sub Rec.

•	Currently, LBHI is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 9 – Payables to Debtors and Debtor-Controlled Entities and Other Liabilities

Payables to Debtors and Debtor-Controlled Entities and Other Liabilities includes: (i) $1.4 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding assets reflected in Receivables from Debtors and Debtor-Controlled Entities and Other Assets and (ii) $154 million of other liabilities.

The following table summarizes the main components of Payables to Debtors and Debtor-Controlled Entities and Other Liabilities as of December 31, 2017:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Secured Notes (1)	$685	$555	$53	$—	$1,293	$—	$1,293
Fundings and other activites (2)	22	3	7	9	41	30	71

Payables to Controlled Affiliates	707	558	60	9	1,334	30	1,364

Distributions on Allowed Claims (not remitted)	4	0	0	—	4	—	4
Payable to Lehman Brothers U.K. Holdings (Delaware) Inc.	55	—	—	—	55	—	55
Other	21	9	0	1	31	64	94

Total Other Liabilities	80	9	0	1	90	64	154

Total Payables to Controlled Affiliates and other liabilities	$787	$567	$60	$9	$1,424	$93	$1,518

Refer to Note 6 - Receivables from Debtors and Debtor-Controlled Entities and Other Assets for footnote 1 through 2 explanations.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 10 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of December 31, 2017, the Company has recorded an estimate of $153 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims. Between October 5, 2017 and December 31, 2017, the Company increased its tax payable estimate by approximately $13 million as a result of an IRS refund that was received in December 2017 for deposits made by LBHI in 2007 and 2010.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and Debtor-Controlled Entities and subject to set-off or recoupment.

Net Operating Losses

The NOLs of the LBHI Tax Group (including Debtor-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation. Upon completion of the liquidation of the Debtors, all remaining NOLs of the Debtors will be eliminated.

Tax Reform 2017

The financials include the impact of the Tax Cuts and Jobs Act (“TCJA”) which was signed into law on December 22, 2017. The final impact of the TCJA may differ from these estimates after further refinement of the Company’s calculations and additional guidance that may be issued by the U.S. Department of Treasury. As of the date of this filing, the Company does not expect the TCJA to have a material impact on the Company’s estimates of future tax liabilities.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 11 – Liabilities Subject to Compromise

The table below presents the Company’s estimates of claim values as of December 31, 2017 by claim category, and the changes in estimates since the previously filed Quarterly Financial Report as of October 5, 2017:

($ billions)		Period Ending December 31, 2017			December 31, 2017 Claims Balance
Claim Category	October 5, 2017 Claims Balance	Allowed Claims	Change in Estimated Active Claims	December 31, 2017 Claims Balance	LBHI	LCPI	LBSF	Other Debtors
Direct Claims:
Debt	$99.2	$—	$—	$99.2	$98.5	$—	$—	$0.7
Derivatives	23.5	—	(0.5)	23.0	0.0	0.0	20.6	2.4
Other	13.0	0.0	(0.0)	13.0	5.8	6.7	0.1	0.3

Total Direct Claims	135.8	0.0	(0.5)	135.2	104.4	6.8	20.7	3.4

Affiliate Claims Direct	108.7	0.3	(0.3)	108.7	58.8	23.1	21.3	5.5
Affiliate Guarantee Claims	12.7	—	—	12.7	12.7	—	—	—
Third Party Guarantee Claims	68.3	—	(0.5)	67.8	67.8	—	—	—

Total Liabilities Subject to Compromise	325.5	0.3	(1.4)	324.5	243.7	29.9	42.0	8.9

Taxes Payable	0.1	—	0.0	0.2	0.1	0.0	—	0.0
Secured Claims Payable to Third parties	—	—	—	—	—	—	—	—

Total Claims	$325.7	$0.3	$(1.4)	$324.6	$243.9	$29.9	$42.0	$8.9

Allowed Claims	320.9	0.3	—	321.2	241.0	29.9	42.0	8.4
Estimated Unresolved Claims to be Allowed (1)	4.8	—	(1.4)	3.4	2.8	0.0	0.0	0.6

Total Claims	$325.7	$0.3	$(1.4)	$324.6	$243.9	$29.9	$42.0	$8.9

Less : Claims Distributions and other reductions (2)(3)				(153.6)	(101.3)	(25.3)	(18.9)	(8.0)
Post Petition Interest paid (3)				(0.3)	—	—	—	(0.3)

Net Claim Liability at December 31, 2017				$170.8	$142.6	$4.5	$23.0	$0.6

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	The Company has excluded from these Balance Sheets any estimates of the allowed amounts of the unresolved claims filed by Credit Suisse Group AG, as these claims are subject to litigation and represent a significant portion of remaining outstanding unresolved claims.

(2)	Claim Distributions and other reductions include (i) distributions on allowed claims, (ii) reductions of the liabilities related to certain satisfied claims, (iii) the assignment of claims to their respective parents, and (iv) certain netting agreements between Debtors and Non-Controlled Affiliates.

(3)	Claims Distributions and other reductions and Post-Petition Interest paid include:

($ in billions)	Total Debtors	LBHI	LCPI	LBSF	Other Debtors

Claims Distributions and Post Petition Interest paid	$122.2	$80.3	$20.1	$15.0	$6.8

Other Reductions
Intercompany Funding Adjustments	7.8	—	4.1	2.9	0.8
Plan Adjustments	(0.7)	(2.9)	1.1	0.9	0.3
Assignment of Claims (a)	10.2	10.1	0.1	—	—
Third Party Guarantees Satisfied (b)	12.6	12.6	—	—	—
Freddie Mac Settlement	1.1	1.1	—	—	—
Convenience Claims and other	0.7	0.1	0.0	0.1	0.4

Total Claims Distributions and other reductions and Post Petition Interest paid	$153.9	$101.3	$25.3	$18.9	$8.3

(a)	Claims assigned by Non-Controlled Affiliates (primarily LB RE Financing No.1 Limited of $4.6 billion, LBSN of $3.2 billion and LB UK Financing Limited of $2.1 billion), net of distributions, to LBHI in connection with settlement agreements with Non-Controlled Affiliates.

(b)	Allowed Guarantee claims (primarily Bankhaus $7.4 billion, LCPI $1.9 billion, LBCS $1.5 billion, LBF $0.6 billion, LOTC $0.2 billion, and LBCC $0.2 billion), net of distributions, deemed satisfied as a result of distributions to creditors from the combination of the primary obligor and LBHI as the guarantor.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 11 – Liabilities Subject to Compromise (continued)

As of December 31, 2017, Liabilities Subject to Compromise were estimated at approximately $170.6 billion, net of distributions and other reductions.

Through December 31, 2017, the Debtors have allowed approximately $321.2 billion in claims, and have remaining approximately $24.1 billion of unresolved filed claims, which are estimated to be allowed at $3.4 billion (including $666 million of post-petition interest recorded at certain Debtors).

Unliquidated Claims

There are two significant unliquidated claims against BNC (Claim No. 31036 and 33107) which, if liquidated and allowed, would have a material impact on the recoveries to BNC claimants and would result in creditors receiving significantly less than a 100% recovery on their claims.

Distributions Pursuant to Plan

Fourteenth Plan Distribution

On December 7, 2017, the Debtors made their fourteenth Plan Distribution to creditors. The Company distributed to creditors approximately $3.0 billion, of which approximately $2.3 billion was distributed on account of claims owned or formerly owned by third party creditors. The $2.3 billion includes approximately $80 million of distributions to LBHI on account of claims against LBHI, which were previously owned by third party creditors, but held by LBHI on the D14 record date.

Distributions through December 7, 2017

Through D14, the Debtors have made distributions to creditors totaling $122.0 billion, of which $89.9 billion were payments on account of claims owned or formerly owned by third party creditors.

Post-Petition Interest

In accordance with section 8.13(c) of the Plan, to the extent that any Debtor has Available Cash, as defined in section 1.5 of the Plan, after all Allowed Claims against that Debtor have been satisfied in full, each holder of each such Allowed Claim entitled to receive post-petition interest shall receive post-petition interest on the Allowed amount of such Claim.

As of December 31, 2017, LOTC has paid $206 million for post-petition interest. As of December 31, 2017, there is no accrual for post-petition interest as LOTC did not record estimates for post-petition interest on affiliate claims and claims assigned to LBHI through the Lehman Brothers Finance S.A. (“LBF”) Settlement in March 2013 (refer to the December 31, 2013 Balance Sheets, Docket No. 43916, for additional information). Substantially all remaining cash at LOTC (after all Allowed Claims have been satisfied in full) will flow to LBHI in the form of post-petition interest and/or an equity distribution.

LBCC has recorded an estimate of $349 million for post-petition interest for both third party and affiliate claims, net of distributions to (i) LBHI of approximately $29 million on claims that were purchased by LBHI from third party creditors for post-petition interest, (ii) certain Debtors and Non-Controlled Affiliates of approximately $14 million, and (iii) $5 million for Plan Adjustments. This amount is based on the Post-D13 Cash Flow Estimates.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 12 – Legal Proceedings

The Company is involved in a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and the impact that any potential recoveries or liabilities may have upon the Balance Sheets. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

Affirmative litigations:

Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure

Citibank (“Citibank Litigation”)	LBHI	June 2014	Bankruptcy Court	12-010044 (SCC)	October 5, 2017 Balance Sheets - Docket No. 57049

Mortgage Sellers	LBHI	Various	Various	Various	October 5, 2017 Balance Sheets - Docket No. 57049

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547 (SCC)	June 30, 2017 Balance Sheets - Docket No. 56297

Credit Suisse Group AG	LBHI, LBSF LBCS, LBCC	November 2013	Bankruptcy Court	13-01676 (SCC)	September 30, 2013 Balance Sheets - Docket No. 42236

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock Litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032 (SCC)	March 31, 2012 Balance Sheets - Docket No. 29731
Other litigations:
Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure

Lehman Brothers International (Europe) (in administration) (“LBIE Waterfall Applications”)	LBHI	Not applicable	Not applicable	Not applicable	(a)

RMBS Trustees’ Claims	LBHI SASCO	September 2009	Bankruptcy Court	08-13555 (SCC)	(b)

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 12 – Legal Proceedings (continued)

(a)	LBIE Waterfall Applications

On October 24, 2017 the UK Court of Appeal issued its judgment on the Waterfall II (A) & (B) appeals. Among other things, the Court of Appeal found that (i) Bower v. Marris does not apply to the calculation of statutory interest, such that dividends should be allocated first to the payment of principal and then to the reduction of statutory interest; (ii) statutory interest doesn’t compound after a debt is paid in full; (iii) creditors aren’t entitled to interest for the late payment of statutory interest; and (iv) interest on contingent debts accrues from the administration date.

In an announcement dated December 22, 2017, LBIE proposed a full and final settlement in respect of surplus entitlements and the payment of statutory interest, which would also have the effect of settling remaining Waterfall litigation matters.

On December 19, 2017, the UK Court of Appeal ruled in favor of the Her Majesty’s Revenue and Customs and held that payments by LBIE of statutory interest are subject to withholding tax (subject to treaty or other exemptions). LBIE has not announced its decision to either appeal or not appeal this ruling to the UK Supreme Court.

Refer to the filed Balance Sheets as of June 30, 2017 for previous disclosure.

(b)	RMBS Trustees’ Claims

On July 6, 2017, the Bankruptcy Court approved the RMBS Trust Settlement Agreement (the “Proposed Settlement Agreement”) between the Company and a group of fourteen (14) institutional investors holding significant amounts of Lehman-issued residential mortgage-backed securities. Under the Proposed Settlement Agreement, the Company requested that the claims related to the accepting covered RMBS trusts be estimated and allowed at $2.38 billion. Hearings began on November 20, 2017 and concluded on February 9, 2018.

On March 8, 2018, the Bankruptcy Court issued its ruling in the Estimation Proceeding granting the Plan Administrator’s request to estimate the Trustees’ claims at $2.38 billion.

Refer to the filed Balance Sheets as of October 5, 2017 for previous disclosure.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

Note 13 – Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities recorded in non-U.S. dollar functional currencies using exchange rates as of the date of the Balance Sheets. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are reflected in Stockholders’ Equity.

Note 14 – Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified. Consequently, the Company may record adjustments, which may be material, in future Balance Sheets.

.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

III. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of December 31, 2017

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	Other Debtors (2)	Total Debtor Entities (1)	Total Debtor- Controlled Entities (3)	Total Company

Assets
Cash and short-term investments	$265	$116	$6	$7	$3	$1	$1	$44	$—	$11	$454	$123	$577
Cash and short-term investments pledged or restricted	1,730	439	69	33	0	0	0	2	—	15	2,289	21	2,310

Financial instruments and other inventory positions:
Commercial Real Estate	(0)	0	—	—	—	—	—	48	—	—	48	10	57
Loans and Residential Real Estate	3	—	—	—	—	—	—	16	—	—	19	0	19
Principal investments	6	—	—	—	—	—	—	3	—	—	9	95	104
Derivative Receivables and Related Assets	—	50	—	—	—	—	—	—	—	—	50	0	50

Total Financial instruments and other inventory positions	9	50	—	—	—	—	—	67	—	—	126	104	230

Receivables from Debtors and Debtor-Controlled Entities and other assets	336	10	(0)	326	488	242	168	0	0	4	1,575	164	1,739

Investments in Affiliates:										—
Controlled Entities	(26,960)	252	—	—	—	—	—	51	—	(166)	(26,823)	(20,464)	(47,287)
Non-Controlled Affiliates	421	—	—	—	—	—	—	—	—	—	421	—	421

Due from Affiliates:
Debtors and Debtor- Controlled Entities	19,245	417	260	20	—	7	—	5,224	—	110	25,284	2,412	27,696
Non-Controlled Affiliates	16,864	684	104	162	—	—	—	135	—	—	17,949	139	18,088

Total Due from Affiliates	36,109	1,101	363	182	—	7	—	5,359	—	110	43,233	2,551	45,784

Total Assets	$11,911	$1,969	$438	$548	$492	$251	$169	$5,523	$0	$(26)	$21,274	$(17,499)	$3,774

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$787	$60	$0	$1	$0	$0	$0	$567	$—	$8	$1,424	$93	$1,518

Due to Affiliates:
Debtor-Controlled Entities	$0	—	—	—	—	—	—	—	—	—	0	10,231	10,232
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	27	27

Total Due to Affiliates	0	—	—	—	—	—	—	—	—	—	0	10,259	10,259

Taxes Payable	143	—	3	0	—	—	0	5	—	—	151	2	153
Liabilities Subject to Compromise	142,456	23,010	182	350	2	0	—	4,528	—	80	170,607	0	170,607

Total Liabilities	143,386	23,070	186	351	2	0	0	5,100	—	88	172,182	10,354	182,537

Stockholders’ Equity	(131,475)	(21,101)	252	197	490	251	169	423	0	(114)	(150,909)	(27,854)	(178,762)

Total Liabilities and Stockholders’ Equity	$11,911	$1,969	$438	$548	$492	$251	$169	$5,523	$0	$(26)	$21,274	$(17,499)	$3,774

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Other Debtor’s Balance Sheets are presented on page 30.
(3)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 31.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of December 31, 2017 (Certain Other Debtors)

(Unaudited)

($ in millions)	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	BNC Mortgage LLC 09-10137	Other Debtors (1)
Assets
Cash and short-term investments	$1	$—	$—	$—	$10	$11
Cash and short-term investments pledged or restricted	13	—	—	—	2	15

Financial instruments and other inventory positions:
Commercial Real Estate	—	—	—	—	—	—
Loans and Residential Real Estate	—	—	—	—	—	—
Principal investments	—	—	—	—	—	—
Derivative Receivables and Related Assets	—	—	—	—	—	—

Total Financial instruments and other inventory positions	—	—	—	—	—	—

Receivables from Debtors and Debtor-Controlled Entities and other assets	—	0	2	2	—	4

Investments in Affiliates	—	—	(166)	—	—	(166)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	110	—	—	—	—	110
Non-Controlled Affiliates	—	—	—	—	—	0

Total Due from Affiliates	110	—	—	—	—	110

Total Assets	$124	$0	$(165)	$2	$12	$(26)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$4	$0	$2	$—	$2	$8

Due to Affiliates:
Debtor-Controlled Entities	—	—	—	—	—	—
Non-Controlled Affiliates	—	—	—	—	—	—

Total Due to Affiliates	—	—	—	—	—	—

Taxes Payable	—	—	—	—	—	—
Liabilities Subject to Compromise	76	—	—	—	4	80

Total Liabilities	80	0	2	—	6	88

Stockholders’ Equity	44	0	(167)	2	6	(114)

Total Liabilities and Stockholders’ Equity	$124	$0	$(165)	$2	$12	$(26)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1) Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.

Quarterly Financial Report as of December 31, 2017 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of December 31, 2017 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common- wealth Ave Inc. (3)	PAMI ALI LLC	Lux Finance Sarl	Other Debtor- Controlled Entities	Debtor - Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and short-term investments	$0	$2	$10	$52	$1	$0	$10	$1	$48	$—	$123
Cash and short-term investments pledged or restricted	(0)	2	6	2	—	—	0	—	12	—	21

Financial instruments and other inventory positions:
Commercial Real Estate	—	3	—	—	(0)	(0)	5	—	2	—	10
Loans and Residential Real Estate	—	0	0	—	—	—	—	—	—	—	0
Principal investments	0	—	25	—	—	—	0	—	69	—	95
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	0	—	0

Total Financial instruments and other inventory positions	0	3	25	—	(0)	(0)	5	—	71	—	104

Receivables from Debtors and Debtor-Controlled Entities and other assets	1	0	5	69	0	0	1	—	125	(37)	164

Investments in Affiliates	(26,198)	2	—	6	—	0	(213)	—	(0)	5,939	(20,464)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	2,384	—	325	—	—	(0)	494	—	15	(806)	2,412
Non-Controlled Affiliates	0	—	0	—	—	7	26	—	107	—	139

Total Due from Affiliates	2,384	—	325	—	—	7	519	—	122	(806)	2,551

Total Assets	$(23,812)	$10	$370	$128	$1	$7	$322	$1	$378	$5,096	$(17,499)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$1	$3	$6	$43	$0	$0	$5	$0	$279	$(244)	$93

Due to Affiliates:
Debtor-Controlled Entities	2,608	—	2,718	57	—	830	3,081	167	1,577	(806)	10,231
Non-Controlled Affiliates	—	—	1	—	—	—	0	—	26	—	27

Total Due to Affiliates	2,608	—	2,719	57	—	830	3,081	167	1,603	(806)	10,259

Taxes Payable	—	—	2	—	—	—	—	—	—	—	2
Liabilities Subject to Compromise	—	—	—	—	—	—	—	—	0	—	0

Total Liabilities	2,609	3	2,727	100	0	830	3,086	167	1,882	(1,050)	10,354

Stockholders’ Equity	(26,420)	6	(2,357)	28	1	(823)	(2,764)	(166)	(1,503)	6,145	(27,854)

Total Liabilities and Stockholders’ Equity	$(23,812)	$10	$370	$128	$1	$7	$322	$1	$378	$5,096	$(17,499)

See accompanying Notes to Balance Sheets

Note:	All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.
(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)	Lehman Ali Inc. is reflected on a consolidated basis:
- excluding (i) separately reported wholly-owned subsidiaries that are Debtor entities (e.g. LCPI, LBSF and East Dover Ltd) and (ii) separately reported Debtor-Controlled Entities and their direct subsidiaries (e.g. 314 Commonwealth Ave Inc., Property Asset Management Inc., and Pami ALI LLC), and
- including wholly owned subsidiaries of LCPI (e.g. LCPI Properties Inc.).
(3)	Entities are reflected on a consolidated basis, e.g. Property Asset Management Inc. includes its wholly owned subsidiary, Orbit RE LLC.